                      Notice of Guaranteed Delivery

                                    Of

                  Panolam Industries International, Inc.

 Offer To Exchange All Outstanding 11 1/2% Series A Senior Subordinated Notes

  Due 2009 For Its 11 1/2% Series B Senior Subordinated Notes Due 2009,

       Which Have Been Registered Under The Securities Act Of 1933

             Pursuant To The Prospectus Dated         , 1999

  As set forth in the Prospectus dated        , 1999 (the "Prospectus") of
Panolam Industries International, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter or Transmittal"), this form or one substantially equivalent hereto must be used to tender for exchange 11 1/2% senior subordinated notes due 2009 ("Old Notes") of the Company, pursuant to the Exchange Offer (as defined below) if (i) certificates representing the Old Notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile (receipt confirmed by telephone) to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

  THE  EXCHANGE OFFER  WILL EXPIRE  AT  5:00 P.M.,  NEW YORK  CITY TIME,  ON
            , 1999 UNLESS  THE OFFER IS  EXTENDED (THE "EXPIRATION  DATE").
     TENDERS  OF   OLD  NOTES  MAY   BE  WITHDRAWN  AT  ANY   TIME  PRIOR
       TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE.


   The Exchange Agent for the Exchange Offer is: STATE STREET BANK AND TRUST
                                    COMPANY

 By Registered or Certified Mail:       By Hand/Overnight Courier:              By Regular Mail:

    State Street Bank and Trust         State Street Bank and Trust        State Street Bank and Trust
              Company                             Company                            Company
 5th Floor, Corporate Trust Window   5th Floor, Corporate Trust Window            P.O. Box 778
       2 Avenue de Lafayette               2 Avenue de Lafayette              Boston, MA 02101-0778
       Boston, MA 02111-1724               Boston, MA 02111-1724        Attention: Corporate Trust Dept.
     Attention: Kellie Mullen            Attention: Kellie Mullen

                                 By Facsimile:

                                (617) 662-1452

               To confirm by telephone or for Information Call:

                                (617) 622-1523

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed delivery procedures."

  The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Withdrawal rights."

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                           PLEASE COMPLETE AND SIGN

Signature(s) of Registered Other(s) or Authorized Signatory:
                                         Name(s) of Registered Holder(s):
______________________________________   ______________________________________
______________________________________   ______________________________________

______________________________________
______________________________________   Address:

Principal Amount of Old Notes Tendered:         _______________________________
______________________________________   ______________________________________

______________________________________
                                         Area Code and Telephone No.:

Certificate No(s). of Old Notes (if      ______________________________________
available):

______________________________________   If Old Notes will be delivered by
______________________________________   book-entry transfer at The Depository
  Date: ______________________________   Trust Company, insert Depository
                                         Trust Account No.:
                                         ______________________________________

  This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

Name(s): ______________________________________________________________________
_______________________________________________________________________________
Capacity: _____________________________________________________________________
Address(es): __________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

  DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

  The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

______________________________________   ______________________________________
             Name of Firm                         Authorized Signature


Address: _____________________________   ______________________________________
______________________________________                    Name


______________________________________   ______________________________________
     Area Code and Telephone No.                         Title

                                         ______________________________________
                                                          Date